EXHIBIT 23.2




            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent certified public accountants, we hereby consent to the incorporation of our reports dated February 6, 1998 included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No. 33-93920.




ARTHUR ANDERSEN LLP

Miami, Florida,
  March 25, 1999.